EXHIBIT 99.2
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                   [Polo Ralph Lauren Corporation Letterhead]


Polo Ralph Lauren Corporation
650 Madison Avenue
New York, New York  10022


August 13, 2002

Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549

             Statement Under Oath of Principal Executive Officer and
          Principal Financial Officer Regarding Facts and Circumstances
                        Relating to Exchange Act Filings

I, Gerald M. Chaney, state and attest that:

         (1) To the best of my knowledge, based upon a review of the covered reports (as defined below) of Polo Ralph Lauren Corporation (the "Company"), and, except as corrected or supplemented in a subsequent covered report:

         o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

         o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

         (2) I have reviewed the contents of this statement with the Company's audit committee.

         (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

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         o        The Annual Report on Form 10-K for the fiscal year ended March
                  30, 2002 of the Company;

         o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of the Company filed with the Securities and Exchange Commission subsequent to the filing of the Form 10-K identified above; and

         o        any amendments to any of the foregoing.



/s/ Gerald M. Chaney
-----------------------------
Gerald M. Chaney
Chief Financial Officer
Polo Ralph Lauren Corporation           Subscribed and sworn to
August 13, 2002                         before me this 13th day of
                                        August, 2002.

                                        /s/ Elwira Terebka
                                        ---------------------------------------
                                        Notary Public

                                        My Commission Expires: April 26, 2003